Exhibit 99.2

EMPLOYMENT AGREEMENT

                   THIS AGREEMENT (the “Agreement”), made in Greenwich, Connecticut as of September 12, 2005, between United Rentals, Inc., a Delaware corporation (the “Company”), and Martin Welch III (“Executive”).

                   WHEREAS, the Company desires to employ Executive as its interim Chief Financial Officer, and Executive desires to accept such employment on the terms and conditions hereinafter set forth;

                   NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, the Company and Executive agree as follows:

                   1. At Will Employment.

                             Executive will be employed by the Company at will, which means that either the Executive or the Company may terminate the employment relationship at any time and for any reason or no reason.

                   2. Employment.

                             (a) Employment by the Company. Executive agrees to be employed by the Company upon the terms and subject to the conditions set forth in this Agreement. Executive shall serve as the interim Chief Financial Officer of the Company and shall report to the Chief Executive Officer of the Company.

                             (b) Performance of Duties. During his employment, Executive shall faithfully and diligently perform Executive’s duties in conformity with the directions of the Company and serve the Company to the best of Executive’s ability. Executive shall devote his full business time and best efforts to the business and affairs of the Company. In his capacity as the interim Chief Financial Officer, Executive shall have such duties and responsibilities as are customary for Executive’s position and any other duties or responsibilities he may be assigned by the Chief Executive Officer of the Company consistent with his position as interim Chief Financial Officer. Notwithstanding the foregoing, Executive may serve as a director of the following entities (“Outside Positions”) and any other boards approved in advance in writing by the Company (such approval not to be unreasonably withheld), provided that such service does not unreasonably interfere with Executive’s responsibilities hereunder: Northern Group Retail Ltd., Popular Club Plan Incorporated, The University of Detroit Mercy and The University of Detroit Jesuit High School.

                             (c) Place of Performance. Executive shall be based at the Company’s offices in Greenwich, Connecticut. Executive recognizes that his duties will require, at the Company’s expense, travel to domestic and international locations.

                   3. Compensation and Benefits.

                             (a) Base Salary. The Company agrees to pay to Executive a base salary (“Base Salary”) at the monthly rate of $100,000. Payments of the Base Salary shall be payable in equal installments in accordance with the Company’s standard payroll practices.

                             (b) Completion Bonus. Within thirty days following the Company’s filing of its Form 10-K for the fiscal year ended December 31, 2004 with the Securities and Exchange Commission (the “Form 10-K Filing Date”), the Company shall pay to Executive a bonus of $250,000 (the “Completion Bonus”). Except as provided in Section 4(c) of this Agreement, Executive must be employed by the Company on the Form 10-K Filing Date to be eligible for the Completion Bonus. Notwithstanding anything in this Agreement to the contrary, Executive shall not be eligible for the Completion Bonus under this Section 3(b) in the event a bonus is due to him in accordance with, and subject to, Section 4(e) of the Agreement.

                             (c) Benefits and Perquisites. Executive shall be entitled to participate in, to the extent Executive is otherwise eligible under the terms thereof, the benefit plans and programs, and receive the benefits and perquisites, generally provided by the Company to executives of the Company, including without limitation family medical insurance (subject to applicable employee contributions). Executive shall be entitled to 20 vacation days per year, such days to be accrued in accordance with Company policy.

                             (d) Business Expenses. The Company agrees to reimburse Executive for all reasonable and necessary travel, business entertainment and other business expenses (including, but not limited to, airfare and hotel expenses incurred in connection with his weekly travel between Detroit, Michigan and Greenwich, Connecticut or between Sarasota, Florida and Greenwich, Connecticut) incurred by Executive in connection with the performance of his duties under this Agreement in accordance with, and subject to, the Company’s standard policies. Such reimbursements shall be made by the Company on a timely basis upon submission by Executive of vouchers in accordance with the Company’s standard procedures.

                             (e) Indemnification. The Company shall indemnify Executive in accordance with, and subject to, the terms of an indemnification agreement in the form attached hereto as Exhibit A (the “Indemnification Agreement”). Notwithstanding anything in this Agreement to the contrary, the rights and obligations of the parties with respect to indemnification (including dispute resolution, governing law and notice) shall be governed by the Indemnification Agreement.

                             (f) No Other Compensation or Benefits; Payment. The compensation and benefits specified in this Section 3 and in Section 4 of this Agreement shall be in lieu of any and all other compensation and benefits. Payment of all compensation and benefits to Executive specified in this Section 3 and in Section 4 of this Agreement (i) shall be made in accordance with the relevant Company policies in effect from time to time to the extent the same are consistently applied, including normal payroll practices, and (ii) shall be subject to all legally required and customary withholdings.

                             (g) Cessation of Employment. In the event Executive shall cease to be employed by the Company for any reason, then Executive’s compensation and benefits shall cease on the date of such event, except as otherwise specifically provided herein or in any applicable employee benefit plan or program or as required by law.

                   4. Compensation Following Termination. Executive shall be entitled only to the following compensation and benefits upon termination of employment:

                             (a) General. On any termination of Executive’s employment, he shall be entitled to:

(i)	any accrued but unpaid Base Salary for services rendered through the date of termination;

(ii)	any vacation accrued to the date of termination;

(iii)	any accrued but unpaid expenses required to be reimbursed in accordance with Section 3(d) of this Agreement; and

(iv)	receive any benefits to which he may be entitled upon termination pursuant to the plans and programs referred to in Section 3(c) hereof in accordance with the terms of such plans and programs or as may be required by applicable law.

                             (b) Termination by the Company for Cause; Termination by the Company Without Cause Subsequent to the Form 10-K Filing Date; Termination by Executive Without Good Reason; Termination by Executive for Good Reason Subsequent to the Form 10-K Filing Date; Termination by Reason of Executive’s Death Subsequent to the Form 10-K Filing Date or His Becoming Totally Disabled Subsequent to the Form 10-K Filing Date. In the event that Executive’s employment is terminated (i) by the Company for Cause (as defined below); (ii) by the Company without Cause subsequent to the Form 10-K Filing Date; (iii) by Executive without Good Reason (as defined below); (iv) by Executive for Good Reason subsequent to the Form 10-K Filing Date; or (v) by reason of Executive’s death subsequent to the Form 10-K Filing Date or his becoming “Totally Disabled” (as defined below) subsequent to the Form 10-K Filing Date, Executive (or, if applicable, his estate) shall be entitled only to those items identified in Section 4(a). For purposes of this Agreement, the term “Cause” shall mean any of the following: (i) Executive’s willful failure to perform substantially his duties with the Company (other than as a result of total or partial incapacity due to physical or mental illness or any failure resulting from termination by Executive for Good Reason); (ii) the engaging by Executive in gross misconduct which is materially injurious to the Company or any of its affiliates, monetarily or otherwise; (iii) perpetration of an intentional and knowing fraud against or affecting the Company or any of its affiliates or any customer, client, agent, or employee thereof; (iv) any willful act that could reasonably be expected to materially injure the reputation, business, or business relationships of the Company or any of its affiliates or Executive’s reputation or business relationships; (v) Executive’s material failure to comply with, and/or a material violation by Executive of, any laws or regulations applicable to Executive’s conduct as an employee of the Company; (vi) conviction (including conviction on a nolo contendere plea) of a felony or any crime involving fraud, dishonesty or moral turpitude; or (vii) the breach of a covenant set forth in Section 5; provided, however, that, if susceptible of cure, a termination by the Company for Cause under clauses (i) or (v) above shall be effective only if, within 15 days following delivery of a written notice by the Company to Executive that the Company is terminating his employment for Cause, Executive has failed to cure the circumstances giving rise to Cause. For purposes of this Agreement, the term “Good Reason”shall mean any of the following: (A) material diminution of, Executive’s position, duties, title, or responsibilities with the Company; (B) the Company decreases or fails to pay the compensation described in Sections 3(a) or 3(b) of this Agreement (in accordance with, and subject to, such provisions); (C) a material breach of this Agreement by the Company; or (D) a Change in Control (as defined below) has occurred and the employment of the Chief Executive Officer of the Company as of the date of this Agreement is terminated (or he no longer continues in such position) following such Change in Control; provided, however, that (i) if susceptible of cure, a termination by Executive for Good Reason shall be effective only if, within 15 days following delivery of a written notice by Executive to the Company that Executive is terminating his employment for Good Reason, the Company has failed to cure the circumstances giving rise to Good Reason, and (ii) the parties expressly agree that the Company’s recruitment of a permanent Chief Financial Officer during Executive’s employment with the Company shall not constitute Good Reason.

                             (c) Termination by Reason of Executive’s Death Prior to the Form 10-K Filing Date or His Becoming Totally Disabled Prior to the Form 10-K Filing Date. In the event that Executive’s employment is terminated by reason of Executive’s death prior to the Form 10-K Filing Date or his becoming “Totally Disabled” (as defined below) prior to the Form 10-K Filing Date, Executive (or, if applicable, his estate) shall be entitled only to the following: (i) those items identified in Section 4(a) and (ii) a prorated portion of the Completion Bonus based on the number of days Executive was employed between the date of this Agreement and the Form 10-K Filing Date (such bonus to be paid at the time such sum would have been paid had Executive’s employment not terminated). Notwithstanding the foregoing, if, at the time of termination of Executive’s employment or any time thereafter, Executive is in material breach of any covenant contained in Section 5 hereof, Executive shall not be entitled to any payment under Section 4(c)(ii). For purposes of this Agreement, Executive shall be “Totally Disabled” in the event Executive is unable to perform the duties and responsibilities contemplated under this Agreement for a period of either (A) 90 consecutive days or (B) 6 months in any 12-month period due to physical or mental incapacity or impairment.

                             (d) Termination by the Company Without Cause Prior to the Form 10-K Filing Date; Termination by Executive for Good Reason Prior to the Form 10-K Filing Date. In the event that Executive’s employment is terminated (i) by the Company without Cause prior to the Form 10-K Filing Date or (ii) by Executive for Good Reason prior to the Form 10-K Filing Date, Executive shall be entitled only to the following:

(i)	those items identified in Section 4(a); and

(ii)	the continued payment of the Base Salary (as determined pursuant to Section 3(a)) for two months (such sums to be paid at the times and in the amounts such Base Salary would have been paid had Executive’s employment not been terminated). Notwithstanding the foregoing, if, at the time of termination of Executive’s employment or any time thereafter, Executive is in material breach of any covenant contained in Section 5 hereof, Executive shall not be entitled to any payment (or if payments have commenced, any continued payment) under this Section 4(d)(ii).

                             (e) Termination by the Company Without Cause Following a Change in Control Prior to Any Payment of the Completion Bonus; Termination by Executive for Good Reason Following a Change in Control Prior to Any Payment of the Completion Bonus. In the event that Executive’s employment is terminated by the Company without Cause or by Executive for Good Reason, in each case (i) following a Change in Control (as defined below) and (ii) prior to the payment of the Completion Bonus pursuant to Section 3(b) of this Agreement, this Section 4(e) and not Section 4(d) shall apply, and Executive shall be entitled only to the following:

(i)	those items identified in Section 4(a);

(ii)	the continued payment of the Base Salary (as determined pursuant to Section 3(a)) for two months (such sums to be paid at the times and in the amounts such Base Salary would have been paid had Executive’s employment not been terminated); and

(iii)	a bonus in the amount of $250,000 (payable in a lump sum within thirty days following the termination of Executive’s employment), such bonus in lieu of the Completion Bonus.

Notwithstanding the foregoing, if, at the time of termination of Executive’s employment or any time thereafter, Executive is in material breach of any covenant contained in Section 5 hereof, Executive shall not be entitled to any payment (or if payments have commenced, any continued payment) under Section 4(e)(ii) or Section 4(e)(iii).

                             (f) Change in Control. For purposes of this Agreement, “Change in Control” of the Company shall be conclusively deemed to have occurred if any of the following, and only if any of the following, shall have taken place:

                                       (i) any “person” is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, (the “Act”)) directly or indirectly, of securities of the Company representing 35% or more of the total voting power represented by then outstanding voting securities of the Company (calculated in accordance with Rule 13d-3 of the Act), or has the power (whether as a result of stock ownership, revocable or irrevocable proxies, contract or otherwise) or ability to elect or cause the election of directors consisting at the time of such election of a majority of the Board of Directors of the Company

(the “Board of Directors”); provided, that the term “persons” as defined in Sections 13(d) and 14(d) of the Act shall not include a trustee or other fiduciary holding securities under any employee benefit plan of the Company; or

                                       (ii) there shall be consummated a merger of the Company, or a plan of complete liquidation of the Company, or an agreement for the sale or disposition by the Company of all or substantially all of its assets, or any other business combination of the Company with any other corporation, other than any such merger or business combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or business combination; or

                                       (iii) the individuals who constituted the Board of Directors as of the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority of the directors of the Company; provided, however, that: (i) individuals whose election, or whose nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Board shall be considered, for purposes of this Agreement, members of the Incumbent Board; and provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “election contest” (as described in Rule 14a-11 promulgated under the Act) (an “Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Company’s Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

                             (g) No Further Liability; Release. Other than providing the compensation and benefits provided for in accordance with this Section 4, the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives shall have no further obligation or liability to Executive or any other person under this Agreement. The payment of any amounts pursuant to this Section 4 (other than payments required by law) is expressly conditioned upon the delivery by Executive to the Company of a release in form and substance satisfactory to the Company of any and all claims Executive may have against the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives arising out of or related to Executive’s employment by the Company and the termination of such employment.

                   5. Exclusive Employment; Noncompetition; Nonsolicitation; Nondisclosure of Proprietary Information; Surrender of Records; Inventions and Patents.

                             5.1 No Conflict; No Other Employment. During the period of Executive’s employment with the Company, Executive shall not: (i) engage in any activity which conflicts or interferes with or derogates from the performance of Executive’s duties hereunder nor shall Executive engage in any other business activity, whether or not such business activity is pursued for gain or profit, except as approved in advance in writing by the Company; provided, however, that Executive shall be entitled to manage his personal investments and otherwise attend to personal affairs, including charitable, social and political activities, in a manner that does not unreasonably interfere with his responsibilities hereunder, or (ii) accept or engage in any other employment, whether as an employee or consultant or in any other capacity, and whether or not compensated therefor. Notwithstanding the foregoing, Executive may serve in the Outside Positions as permitted pursuant to Section 2(b) above.

                             5.2 Noncompetition; Nonsolicitation.

                             (a) Executive acknowledges and recognizes the highly competitive nature of the Company’s business and that access to the Company’s confidential records and proprietary information renders him special and unique within the Company’s industry. In consideration of the payment by the Company to Executive of amounts that may hereafter be paid to Executive pursuant to this Agreement (including, without limitation, pursuant to Sections 3 and 4 hereof) and other obligations undertaken by the Company hereunder, Executive agrees that during (i) his employment with the Company, and (ii) the period beginning on the date of termination of employment and ending six months after the date of termination of employment (the “Covered Time”), Executive shall not, directly or indirectly, engage (as owner, investor, partner, stockholder, employer, employee, consultant, advisor, director or otherwise) in any Competing Business in any Restricted Area (each as defined below), provided that the provisions of this Section 5.2(a) will not be deemed breached merely because Executive owns less than 5% of the outstanding common stock of a publicly-traded company. For purposes of this Agreement, “Competing Business” shall mean (i) any business in which the Company is currently engaged, including, but not limited to, renting and selling equipment and merchandise to the commercial and general public, including construction equipment, earthmoving equipment, aerial equipment, aerial work platforms, traffic safety equipment, trench safety equipment, industrial equipment, landscaping equipment, and home repair and maintenance equipment, as well as highway construction related technologies and the buying of companies that engage in such activities along with the computer hardware and software systems designed, developed and utilized with respect to any of the foregoing; (ii) any other business which the Company engages in during Executive’s employment with the Company; and (iii) any of the entities identified on Exhibit B. For purposes of this Agreement, “Restricted Area” means each of: (i) any state in the United States and any province in Canada in which the Company conducts any business currently or during Executive’s employment with the Company, it being agreed that each state and province is one unitary market for purposes of the Company’s business; and (ii) regardless of state, the area within a 200 mile radius of any office or facility of the Company in which or in relation to which Executive shall have performed any duties for the Company during his employment with the Company.

                             (b) In further consideration of the payment by the Company to Executive of amounts that may hereafter be paid to Executive pursuant to this Agreement (including, without limitation, pursuant to Sections 3 and 4 hereof) and other obligations undertaken by the Company hereunder, Executive agrees that during his employment and the Covered Time, he shall not, directly or indirectly, (i) solicit, encourage or attempt to solicit or encourage any of the employees, agents, consultants or representatives of the Company or any of its affiliates to terminate his, her, or its relationship with the Company or such affiliate; (ii) solicit, encourage or attempt to solicit or encourage any of the employees, agents, consultants or representatives of the Company or any of its affiliates to become employees, agents, representatives or consultants of any other person or entity; (iii) solicit or attempt to solicit any customer, vendor or distributor of the Company or any of its affiliates with respect to any product or service being furnished, made, sold, rented or leased by the Company or such affiliate; or (iv) persuade or seek to persuade any customer of the Company or any affiliate to cease to do business or to reduce the amount of business which any customer has customarily done or contemplates doing with the Company or such affiliate, whether or not the relationship between the Company or its affiliate and such customer was originally established in whole or in part through Executive’s efforts. For purposes of this Section 5.2(b) only, the terms “customer,”“vendor” and “distributor” shall mean a customer, vendor or distributor who has done business with the Company or any of its affiliates within twelve months preceding the termination of Executive’s employment.

                             (c) Executive understands that the provisions of this Section 5.2 may limit his ability to earn a livelihood in a business similar to the business of the Company or its affiliates but nevertheless agrees and hereby acknowledges that the consideration provided under this Agreement, including any amounts or benefits provided under Sections 3 and 4 hereof and other obligations undertaken by the Company hereunder, is sufficient to justify the restrictions contained in such provisions. In consideration thereof and in light of Executive’s education, skills and abilities, Executive agrees that he will not assert in any forum that such provisions prevent him from earning a living or otherwise are void or unenforceable or should be held void or unenforceable.

                             5.3 Proprietary Information. Executive acknowledges that during the course of his employment with the Company he will necessarily have access to and make use of proprietary information and confidential records of the Company and its affiliates. Executive covenants that he shall not during his employment or at any time thereafter, directly or indirectly, use for his own purpose or for the benefit of any person or entity other than the Company, nor otherwise disclose to any individual or entity, any proprietary information, unless such disclosure has been authorized in writing by the Company or is otherwise required by law. Executive acknowledges and understands that the term “proprietary information” includes, but is not limited to: (a) the software products, programs, applications, and processes utilized by the Company or any of its affiliates; (b) the name and/or address of any customer or vendor of the Company or any of its affiliates or any information concerning the transactions or relations of any customer or vendor of the Company or any of its affiliates with the Company or such affiliate or any of its or their partners, principals, directors, officers or agents; (c) any information concerning any product, technology, or procedure employed by the Company or any of its affiliates but not generally known to its or their customers, vendors or competitors, or under development by or being tested by the Company or any of its affiliates but not at the time offered generally to customers or vendors; (d) any information relating to the computer software, computer systems, pricing or marketing methods, sales margins, cost of goods, cost of material, capital structure, operating results, borrowing arrangements or business plans of the Company or any of its affiliates; (e) any information which is generally regarded as confidential or proprietary in any line of business engaged in by the Company or any of its affiliates; (f) any business plans, budgets, advertising or marketing plans; (g) any information contained in any of the written or oral policies and procedures or manuals of the Company or any of its affiliates; (h) any information belonging to customers or vendors of the Company or any of its affiliates or any other person or entity which the Company or any of its affiliates has agreed to hold in confidence; (i) any inventions, innovations or improvements covered by this Agreement; and (j) all written, graphic and other material relating to any of the foregoing. Executive acknowledges and understands that information that is not novel or copyrighted or patented may nonetheless be proprietary information. The term “proprietary information” shall not include information generally available to and known by the public or information that is or becomes available to Executive on a non-confidential basis from a source other than the Company, any of its affiliates, or the directors, officers, employees, partners, principals or agents of the Company or any of its affiliates (other than as a result of a breach of any obligation of confidentiality).

                             5.4 Confidentiality and Surrender of Records. Executive shall not during his employment or at any time thereafter (irrespective of the circumstances under which Executive’s employment by the Company terminates), except as required by law, directly or indirectly publish, make known or in any fashion disclose any confidential records to, or permit any inspection or copying of confidential records by, any individual or entity other than in the course of such individual’s or entity’s employment or retention by the Company. Upon termination of employment for any reason or request by the Company, Executive shall deliver promptly to the Company all property and records of the Company or any of its affiliates, including, without limitation, all confidential records. For purposes hereof, “confidential records” means all correspondence, reports, memoranda, files, manuals, books, lists, financial, operating or marketing records, magnetic tape, or electronic or other media or equipment of any kind which may be in Executive’s possession or under his control or accessible to him which contain any proprietary information. All property and records of the Company and any of its affiliates (including, without limitation, all confidential records) shall be and remain the sole property of the Company or such affiliate during Executive’s employment with the Company and thereafter.

                             5.5 Inventions and Patents. All inventions, innovations or improvements (including policies, procedures, products, improvements, software, ideas and discoveries, whether patent, copyright, trademark, service mark, or otherwise) conceived or made by Executive, either alone or jointly with others, in the course of his employment by the Company, belong to the Company. Executive will promptly disclose in writing such inventions, innovations or improvements to the Company and perform all actions reasonably requested by the Company to establish and confirm such ownership by the Company, including, but not limited to, cooperating with and assisting the Company in obtaining patents, copyrights, trademarks, or service marks for the Company in the United States and in foreign countries.

                             5.6 Enforcement. Executive acknowledges and agrees that, by virtue of his position, his services and access to and use of confidential records and proprietary information, any violation by him of any of the undertakings contained in this Section 5 would cause the Company and/or its affiliates immediate, substantial and irreparable injury for which it or they have no adequate remedy at law. Accordingly, Executive agrees and consents to the entry of an injunction or other equitable relief by a court of competent jurisdiction restraining any violation or threatened violation of any undertaking contained in this Section 5. Executive waives posting by the Company or its affiliates of any bond otherwise necessary to secure such injunction or other equitable relief. Rights and remedies provided for in this Section 5 are cumulative and shall be in addition to rights and remedies otherwise available to the parties hereunder or under any other agreement or applicable law.

                   6. Assignment and Transfer.

                             (a) Company. This Agreement shall inure to the benefit of and be enforceable by, and may be assigned by the Company without Executive’s consent to, any purchaser of all or substantially all of the Company’s business or assets, any successor to the Company or any assignee thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise).

                             (b) Executive. The parties hereto agree that Executive is obligated under this Agreement to render personal services of a special, unique, unusual, extraordinary and intellectual character, thereby giving this Agreement special value. Executive’s rights and obligations under this Agreement shall not be transferable by Executive by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void; provided, however, that if Executive shall die, all amounts then payable to Executive hereunder shall be paid in accordance with the terms of this Agreement to Executive’s estate.

                   7. Miscellaneous.

                             (a) Other Obligations. Executive represents and warrants that neither Executive’s employment with the Company nor Executive’s performance of Executive’s obligations hereunder will conflict with or violate or otherwise are inconsistent with any other obligations, legal or otherwise, which Executive may have. Executive covenants that he shall perform his duties hereunder in a professional manner and not in conflict or violation, or otherwise inconsistent with other obligations legal or otherwise, which Executive may have.

                             (b) Nondisclosure; Other Employers. Executive will not disclose to the Company, use, or induce the Company to use, any proprietary information, trade secrets or confidential business information of others. Executive represents and warrants that Executive does not possess any property, proprietary information, trade secrets and confidential business information belonging to any prior employers.

                             (c) Cooperation. Following termination of employment with the Company for any reason, Executive shall cooperate with the Company, as requested by the Company, to effect a transition of Executive’s responsibilities and to ensure that the Company is aware of all matters being handled by Executive. The Company shall (i) pay Executive a per diem fee based on Executive’s Base Salary for work performed in connection with such obligation, provided that Executive is not then receiving payments pursuant to Section 4(d)(ii) above and such work is approved in advance in writing by the Company and (ii) reimburse Executive’s reasonable expenses incurred in connection with such pre-approved work.

                             (d) Assistance in Proceedings, Etc. Executive shall, during and after his employment, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any legal or quasi-legal proceeding, including any external or internal investigation, involving the Company or any of its affiliates. The Company shall (i) pay Executive a per diem fee of $2,500 per day (with portions of days being aggregated to form days of eight hours) for material work performed in connection with such obligation (i.e., Executive is required to attend a meeting or spend more than one hour during a day responding to or otherwise participating in telephone, email, or telecopy communications) subsequent to termination of Executive’s employment with the Company, provided that such work is approved in advance in writing by the Company and provided further that no payments shall be due in connection with assistance provided during any period for which Executive is receiving payments pursuant to Section 4(d)(ii); and (ii) reimburse Executive’s reasonable expenses incurred in connection with the foregoing obligations.

                             (e) Mitigation. Executive shall not be required to mitigate damages or the amount of any payment provided to him under Section 4 of this Agreement by seeking other employment or otherwise, nor shall the amount of any payments provided to Executive under Section 4 be reduced by any compensation earned by Executive as the result of employment by another employer after the termination of Executive’s employment or otherwise.

                             (f) No Right of Set-off Etc. The obligation of the Company to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation, set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others.

                             (g) Protection of Reputation. During Executive’s employment with the Company and thereafter, Executive agrees that he will take no action which is intended, or would reasonably be expected, to harm the Company or any of its affiliates or its or their reputation or which would reasonably be expected to lead to unwanted or unfavorable publicity to the Company or its affiliates.

                             (h) Governing Law. This Agreement shall be governed by and construed (both as to validity and performance) and enforced in accordance with the internal laws of the State of Connecticut applicable to agreements made and to be performed wholly within such jurisdiction, without regard to the principles of conflicts of law or where the parties are located at the time a dispute arises.

                             (i) Arbitration.

(i)	General. Executive and the Company specifically, knowingly, and voluntarily agree that they shall use final and binding arbitration to resolve any dispute (an “Arbitrable Dispute”) between Executive, on the one hand, and the Company (or any affiliate of the Company), on the other hand. This arbitration agreement applies to all matters relating to this Agreement and Executive’s employment with and/or termination of employment from the Company, including without limitation disputes about the validity, interpretation, or effect of this Agreement, or alleged violations of it, any payments due hereunder and all claims arising out of any alleged discrimination, harassment or retaliation, including, but not limited to, those covered by Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the Americans With Disabilities Act or any other federal, state or local law relating to discrimination in employment.

(ii)	Injunctive Relief. Notwithstanding anything to the contrary contained herein, the Company and any affiliate of the Company (if applicable) shall have the right to seek injunctive or other equitable relief from a court of competent jurisdiction to enforce Section 5 of this Agreement. For purposes of seeking enforcement of Section 5, the Company and Executive hereby consent to the jurisdiction of any state or federal court sitting in the County of Fairfield, State of Connecticut.

(iii)	The Arbitration. Any arbitration pursuant to this Section 7(g) will take place in the County of Fairfield, State of Connecticut, under the auspices of the American Arbitration Association, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect, and before a panel of three arbitrators selected in accordance with such rules. Judgment upon the award rendered by the arbitrators may be entered in any state or federal court sitting in the County of Fairfield, State of Connecticut.

(iv)	Fees and Expenses. In any arbitration pursuant to this Section 7(i), each party shall be responsible for the fees and expenses of its own attorneys and witnesses, and the fees and expenses of the arbitrators shall be divided equally between the Company, on the one hand, and Executive, on the other hand. Notwithstanding the foregoing, the Company shall pay the reasonable legal fees, costs and expenses incurred by Executive in connection with any action arising under this Agreement, provided that any dispute or controversy between the parties regarding this Agreement is resolved in any manner in favor of Executive.

(v)	Exclusive Forum. Except as permitted by Section 7(i)(ii) hereof, arbitration in the manner described in this Section 7(i) shall be the exclusive forum for any Arbitrable Dispute. Except as permitted by Section 7(i)(ii), should Executive or the Company attempt to resolve an Arbitrable Dispute by any method other than arbitration pursuant to this Section 7(i), the responding party shall be entitled to recover from the initiating party all damages, expenses, and attorneys’ fees incurred as a result of that breach.

                             (j) Reimbursement of Reasonable Attorney’s Fees and Expenses in Connection with Agreement. The Company shall pay or reimburse Executive for reasonable attorneys’ fees and expenses incurred by Employee in connection with the drafting and negotiating of this Agreement and it is agreed that the payment or reimbursement of such fees shall be considered a working condition fringe benefit.

                             (k) Entire Agreement. This Agreement and the Indemnification Agreement contains the entire agreement and understanding between the parties hereto in respect of Executive’s employment and supersedes, cancels and annuls any prior or contemporaneous written or oral agreements, understandings, commitments and practices between them respecting Executive’s employment.

                             (l) Amendment. This Agreement may be amended only by a writing which makes express reference to this Agreement as the subject of such amendment and which is signed by Executive and, on behalf of the Company, by its duly authorized officer.

                             (m) Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction or arbitration panel to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If any provision of this Agreement, or any part thereof, is held to be invalid or unenforceable because of the scope or duration of or the area covered by such provision, the parties hereto agree that the court or arbitration panel making such determination shall reduce the scope, duration and/or area of such provision (and shall substitute appropriate provisions for any such invalid or unenforceable provisions) in order to make such provision enforceable to the fullest extent permitted by law and/or shall delete specific words and phrases, and such modified provision shall then be enforceable and shall be enforced. The parties hereto recognize that if, in any judicial or arbitral proceeding, a court or arbitration panel shall refuse to enforce any of the separate covenants contained in this Agreement, then that invalid or unenforceable covenant contained in this Agreement shall be deemed eliminated from these provisions to the extent necessary to permit the remaining separate covenants to be enforced. In the event that any court or arbitration panel determines that the time period or the area, or both, are unreasonable and that any of the covenants is to that extent invalid or unenforceable, the parties hereto agree that such covenants will remain in full force and effect, first, for the greatest time period, and second, in the greatest geographical area that would not render them unenforceable.

                             (n) Construction. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Executive. As used herein, the words “day” or “days” shall mean a calendar day or days.

                             (o) Nonwaiver. Neither any course of dealing nor any failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by its duly authorized officer.

                             (p) Notices. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by registered or certified mail, postage prepaid, with return receipt requested, addressed: (i) in the case of the Company, to Chief Executive Officer, United Rentals, Inc., Five Greenwich Office Park, Greenwich, Connecticut 06831; and (ii) in the case of Executive, to Executive’s last known address as reflected in the Company’s records, or to such other address as Executive shall designate by written notice to the Company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given if personally delivered or at the time of mailing if sent by registered or certified mail.

                             (q) Survival. Cessation or termination of Executive’s employment with the Company shall not result in termination of this Agreement. The respective obligations of Executive and the Company as provided in Sections 4, 5, 6 and 7 of this Agreement and the Indemnification Agreement shall survive cessation or termination of Executive’s employment hereunder.

                             (r) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. Signatures delivered by facsimile shall be effective for all purposes.

                   IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed on its behalf by an officer thereunto duly authorized and Executive has duly executed this Agreement, all as of the date and year first written above.

UNITED RENTALS, INC. By: /s/ Wayland Hicks ————————————————— Name: Wayland Hicks Title: Chief Executive Officer	EXECUTIVE: /s/ Martin Welch III ————————————————— Martin Welch III

EXHIBIT A

[FORM OF INDEMNIFICATION AGREEMENT]

EXHIBIT B

Aggreko

American Equipment Company

Ashtead Group Plc

Atlas Copco Group

Atlas Copco Rental Service

Caterpillar Inc.

CAT Rental

Deere & Co.

GE Capital equipment leasing divisions

Golder Thoma

Hertz Equipment Rental Corp.

Home Depot

National Equipment Services, Inc.

Nations Rent, Inc.

Neff Corporation

Rental Service Corporation

RentX Industries, Inc.

Sunstate Equipment Co.

Volvo AB

Any company on the “RER 100” list.